UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

514-416-4764

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On February 28, 2018, ROI Land Investments, Ltd. (“ROI” or the “Company”) filed with the Securities Exchange Commission a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing the departure and election of certain directors and officers of the Company and changes to their compensatory arrangements.

The Initial Report included the resignation of Mr. Stephané Boivin from his position as Board of Directors of the Company and the removal from his directorship positions held in the Company’s subsidiaries, namely ROI DEV Canada Inc., ROI Securitisation SA and ROI Land Investments FZ. This Amendment No. 1 to the Initial Report is to report that Mr. Boivin was also removed from his role as Chief Operating Officer of the Company.

Additionally, the Initial Report also reported the Chairman of the Board of Directors position of Mr. Martin Scholz being replaced by Mr. Peter Hoffmann. This Amendment No. 1 to the Initial Report is to clarify that although Mr. Scholz is replaced as the Chairman of ROI’s Board of Directors, Mr. Scholz continues to remain with his current positions as Chief Executive Officer and a member of the Board of Directors of the Company.

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ITEM 5.02 Departure of Directors or certain Officers; Election of Directors; Compensatory Arrangements of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, Mr. Stephané Boivin resigned from the Board of Directors of ROI Land Investments, Ltd. (“ROI” or the “Company”). On February 27, 2018, Mr. Peter Hoffman was appointed new Director of the Company to fill the vacancy created by Mr. Boivin and will also replace Mr. Martin Scholz as the Company’s new Chairman of the Board of Directors. Mr. Boivin was also removed from his directorship positions held in the Company’s subsidiaries, namely ROI DEV Canada Inc., ROI Securitisation SA and ROI Land Investments FZ. Mr. Boivin was also removed from his role as Chief Operating Officer of the Company. Although Mr. Scholz is replaced as the Chairman of ROI’s Board of Directors, Mr. Scholz continues to remain with his current positions as Chief Executive Officer and a member of the Board of Directors of the Company.

Mr. Peter Hoffman has served as Director, Managing Partner and Owner of several real estate investment companies in Canada for over 25 years. He is also a key investor and manager of a portfolio of major real estate properties in North America. Mr. Hoffmann is a ROI shareholder and has served as a member of the Company’s Advisory Board of the Board of Directors since August 2015, and has been essential in identifying and sourcing new business opportunities. Mr. Hoffman shall be compensated USD1,500 per month for his position as Chairman of the Board of Directors.

Additionally, on February 26, 2018, the Company appointed Ms. Claudia Nelke as Vice President of Administration.

Ms. Claudia Nelke joined ROI as Executive Assistant to the CEO in December 2015 and was also appointed as Corporate Secretary in June 2017. After completing her education in graphic arts and visual communication, Ms. Nelke worked as Artistic Director for several national and international brands. In 2001, she became Customer Service and Visual Communication Manager for large-scale interactive 3D projects related to international events or outstanding sites. Through her work as a real estate broker, she acquired substantial knowledge of related legal processes and the management of real estate projects. Ms. Nelke’s compensation shall be increased by CAD1,000 per month for her additional role as Vice President of Administration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2018	ROI LAND INVESTMENTS LTD.

	By:	/s/ Martin Scholz
Martin Scholz
Chief Executive Officer